Exhibit 4.12

Certain information has been excluded from this agreement (indicated by “[***]”) because such information (i) is not material and (ii) is the type that the registrant treats as private or confidential.

SOLICITATION/CONTRACT/ORDER FOR COMMERCIAL ITEMS OFFEROR TO COMPLETE BLOCKS 12, 17, 23, 24, & 30	1. REQUISITION NUMBER 1000166785	PAGE 1 OF 8
2. CONTRACT NO. SPE2DP-23-D-0004	3. AWARD/EFFECTIVE DATE 2023 SEP 22	4. ORDER NUMBER	5. SOLICITATION NUMBER SPE2DP-23R-0001	6. SOLICITATION ISSUE DATE 2023 JUL 20
7. FOR SOLICITATION INFORMATION CALL:	a. NAME	b. TELEPHONE NUMBER (No collect calls)	8. OFFER DUE DATE/ LOCAL TIME
9. ISSUED BY	CODE	SPE2DP	10. THIS ACQUISITION IS	⛝ UNRESTRICTED OR	SET ASIDE: _____% FOR:

DLA TROOP SUPPORT MEDICAL SUPPLY CHAIN PHARM FSA 700 ROBBINS AVENUE PHILADELPHIA PA 19111 USA Local Admin: [***] PCPQBC3 Tel: 215-737-3978 Fax: 215737-3276 Email: [***]	SMALL BUSINESS HUBZONE SMALL BUSINESS SERVICE-DISABLED VETERAN-OWNED SMALL BUSINESS	WOMEN-OWNED SMALL BUSINESS (WOSB) ELIGIBLE UNDER THE WOMEN-OWNED SMALL BUSINESS PROGRAM
EDWOSB	NAICS: 325414
8 (A)	SIZE STANDARD:
11. DELIVERY FOR FOB DESTINA- TION UNLESS BLOCK IS MARKED SEE SCHEDULE	12. DISCOUNT TERMS Net 30 days	13a. THIS CONTRACT IS A RATED ORDER UNDER DPAS (15 CFR 700)	13b. RATING
14. METHOD OF SOLICITATION
RFQ	IFB	⛝ RFP
15. DELIVER TO	CODE	16. ADMINISTERED BY	CODE	SPE2DP

SEE SCHEDULE	SEE BLOCK 9 Criticality: PAS : None
17a. CONTRACTOR/ OFFEROR	CODE	43FM1	FACILITY CODE	18a. PAYMENT WILL BE MADE BY	CODE	SL4701

VALNEVA USA, INC. DBA INTERCELL USA INC 4550 MONTGOMERY AVE BETHESDA MD 20814-3254 USA TELEPHONE NO. 5165679329	DEF FIN AND ACCOUNTING SVC BSM P O BOX 182317 COLUMBUS OH 43218-2317 USA
17b. CHECK IF REMITTANCE IS DIFFERENT AND OUT SUCH ADDRESS IN OFFER	18b. SUBMIT INVOICES TO ADDRESS SHOWN IN BLOCK 18a INLESS BLOCK BELOW IS CHECKED. SEE ADDENDUM
19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES	21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT
See Schedule
25. ACCOUNTING AND APPROPRIATION DATA	26. TOTAL AWARD AMOUNT (For Govt. Use Only) $[***]
27a. SOLICITATION INCORPORATES BY REFERENCE FAR 52.212.-1, 52.212-4, FAR 52.212-3 AND 52.212-5 ARE ATTACHED. ADDENDA	ARE	ARE NOT ATTACHED.
⛝	27b. CONTRACT/PURCHASE ORDER INCORPORATES BY REFERENCE FAR 52.212-4. FAR 52.212-5 IS ATTACHED. ADDENDA	⛝ ARE	ARE NOT ATTACHED.
⛝
28. CONTRACTOR IS REQUIRED TO SIGN THIS DOCUMENT AND RETURN ___1___
COPIES TO ISSUING OFFICE. CONTRACTOR AGREES TO FURNISH AND

DELIVER ALL ITEMS SET FORTH OR OTHERWISE IDENTIFIED ABOVE AND ON ANY
ADDITIONAL SHEETS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED

⛝ 29. AWARD OF CONTRACT: REF. Valneva’s________________OFFER

DATED __2023-Aug-15__. YOUR OFFER ON SOLICITATION (BLOCK 5),
INCLUDING ANY ADDITIONS OR CHANGES WHICH ARE SET FORTH,
HEREIN IS ACCEPTED AS TO ITEMS: All items

30a. SIGNATURE OF OFFEROR/CONTRACTOR [***]	31a. UNITED STATES OF AMERICA (SIGNATURE OF CONTRACTING OFFICER)
30b. NAME AND TITLE OF SIGNER (Type or Print) [***]	30c. DATE SIGNED 9/21/2023	31b. NAME OF CONTRACTING OFFICER (Type or Print) [***]	31c. DATE SIGNED 9/22/2023
AUTHORIZED FOR LOCAL REPRODUCTION PREVIOUS EDITION IS NOT USABLE	STANDARD FORM 1449 (REV. 2/2012) Prescribed by GSA – FAR (48 CFR) 53.212

19. ITEM NO.	20. SCHEDULE OF SUPPLIES/SERVICES			21. QUANTITY	22. UNIT	23. UNIT PRICE	24. AMOUNT

32a. QUANTITY IN COLUMN 21 HAS BEEN
RECEIVED		INSPECTED	ACCEPTED, AND CONFORMS TO THE CONTRACT, EXCEPT AS NOTED: _______________________________________
32b. SIGNATURE OF AUTHORIZED GOVERNMENT REPRESENTATIVE			32c. DATE	32d. PRINTED NAME AND TITLE OF AUTHORIZED GOVERNMENT REPRESENTATIVE
32e. MAILING ADDRESS OF AUTHORIZED GOVERNMENT REPRESENTATIVE				32f. TELEPHONE NUMBER OF AUTHORIZED GOVERNMENT REPRESENTATIVE
32g. E-MAIL OF AUTHORIZED GOVERNMENT REPRESENTATIVE
33. SHIP NUMBER		34. VOUCHER NUMBER	35. AMOUNT VERIFIED CORRECT FOR	36. PAYMENT		37. CHECK NUMBER
PARTIAL	FINAL			COMPLETE	PARTIAL	FINAL
38. S/R ACCOUNT NO.		39. S/R VOUCHER NUMBER	40. PAID BY
41a. I CERTIFY THIS ACCOUNT IS CORRECT AND PROPER FOR PAYMENT				42a. RECEIVED BY (Print)
41b. SIGNATURE AND TITLE OF CERTIFYING OFFICER			41c. DATE	42b. RECEIVED AT (Location)
				42c. DATE REC’D (YY/MM/DD)		42d. TOTAL CONTAINERS

STANDARD FORM 1449 (REV. 2/2012) BACK

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED: SPE2DP-23-D-0004	PAGE 3 OF 8 PAGES
1.Contract SPE2DP-23-D-0004 is the result of Valneva’s proposal submission dated August 15, 2023 in response to solicitation SPE2DP-23-R-0001. Valneva’s offer was revised via correspondences dated August 28, 2023 and a response to the Final Proposal Revision (FPR) dated September 14, 2023.
2.This document represents the basic contract against which delivery orders may be placed.
3.Schedule of Supplies
Item Identification: Japanese Encephalitis Virus (JEV), Purified, Inactivated Vaccine, EA (1 pre-filled syringe), NOC 42515-0002-01, “IXIARO”
National Stock Number: (NSN 6505-01-607-7018) Item: 0001
Description - Base Year
Minimum Quantity: [***] each
Maximum Quantity: [***] each
Unit Price: $[***]
Minimum Contract Price (Base Year): $[***]
4.The effective ordering period shall be from the date of award through one year thereafter.
5.Delivery shall be FOB Destination and delivered within 120 days from date of the delivery order.
6.[***]

7.Delivery destination (to be indicated on each delivery order):

Defense Logistics Agency Distribution, Susquehanna PA (DDSP)
Unit Set Assembly Operation
Bldg 89, Avenue U, Door 6
New Cumberland, PA 17070-5000
Attention: [***]
Defense Logistics Agency Distribution, Yokosuka Japan (DOY J)
FLT ACT YOKOSUKA PH 01181468168344
HONCHO 1 CHOME YOKOSUKA SHI B 5010
YOKOSUKA JP 238-0041

8.Inspection and acceptance shall be at destination.
9.The guaranteed minimum (GM) quantity to be ordered during the base year is [***] each.
10.Valneva’s offer on solicitation SPE2DP-23-R-0001, (including Amendment 0001, Amendment 0002), along with Valneva and DLA correspondence dated August 25, 2023; August 28, 2023 and the Final Proposal Revision (FPR) letter and response dated September 14, 2023, are made part of this contract and incorporated by reference.

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Part 12 Clauses

52.212-5 CONTRACT TERMS AND CONDITIONS REQUIRED TO IMPLEMENT STATUTES OR EXECUTIVE ORDERS --- COMMERCIAL PRODUCTS AND COMMERCIAL SERVICES (SEP 2023) FAR
As prescribed in l2.30l(b)(4), insert the following clause:
(a) The Contractor shall comply with the following Federal Acquisition Regulation (FAR) clauses, which are incorporated in this contract by reference, to implement provisions of law or Exec.4tive orders applicable to acquisitions of commercial products and commercial services:
(I) 52.203 -19, Prohibition on Requiring Certain internal Confidentiality Agreements or Statements (JAN 2017) (section 743 of Division E, Title VTI, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113 -235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).
(2)52.204 -23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (NOV 2021) (Section 1634 of Pub. L. 115 -91).
(3)52.204 -25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (NOV 2021) (Section 889(a)(I)
(A) of Pub. L. 115 -232).
(4)52.209 -10, Prohibition on Contracting with Inverted Domestic Corporations (NOV 2015).
(5)52.232 -40, Providing Accelerated Payments to Small Business Subcontractors (MAR 2023) (31 U.S.C. 3903 and IO U.S.C. 380 I).
(6)52.233 -3, Protest After Award (AUG 1996) (31 U.S.C. 3553).
(7)52.233 -4, Applicable Law for Breach of Contract Claim (OCT 2004) (Public Laws 108 -77 and 108 -78 (19 U.S.C. 3805 note)).
(b) The Contractor shall comply with the FAR clauses in this paragraph (b) that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services:
[Contracting Officer check as appropriate.]
X 52.203-6, Restrictions on Subcontractor Sales to the Government (JUN 2020), with Alternate I (NOV 2021) (41 U.S.C. 4704 and IO U.S.C. 4655).
X (2) 52.203-13, Contractor Code of Business Ethics and Conduct (NOV 2021) (41 U.S.C. 3509).
(3) 52.203-15, Whistleblower Protections under the American Recovery and Reinvestment Act of 2009 (JUN 20 I0) (Section 1553 of Pub. L. 111-5). (Applies to contracts funded by the American Recovery and Reinvestment Act of 2009.)
X (4) 52.204-10, Reporting Executive Compensation and First-Tier Subcontract Awards (JUN 2020) (Pub. L. I09-282) (31 U.S.C. 610 I note).
(5)[Reserved]
(6)52.204-14, Service Contract Reporting Requirements (OCT 2016) (Pub. L. 111-117, section 743 of Div. C).
(7)52.204-15, Service Contract Reporting Requirements for Indefinite-Delivery Contracts (OCT 2016) (Pub. L. 111-117, section 743 of Div. C).
(8)52.204-27, Prohibition on a ByteDance Covered Application (Jun 2023) (Section I 02 of Division R of Pub. L. 117-328).
X (9) 52.209-6, Protecting the Government’s Interest When Subcontracting with Contractors Debarred, Suspended, or Proposed for Debarment. (NOV 2021) (31 U.S.C. 6101 note).
X (I 0) 52.209-9, Updates of Publicly Available Information Regarding Responsibility Matters (OCT 2018) (41 U.S.C. 2313).
(11)[Reserved]
(12)52.219-3, Notice of HUBZone Set-Aside or Sole Source Award (OCT 2022) (15 U.S.C. 657a).
(13)52.219-4, Notice of Price Evaluation Preference for HUBZone Small Business Concerns (OCT 2022) (if the offeror elects to waive the preference, it shall so indicate in its offer) (15 U.S.C. 657a).
(14)[Reserved]
(15)(i) 52.219-6, Notice of Total Small Business Set-Aside (NOV 2020) (15 U.S.C. 644).
(ii) Alternate I (MAR 2020) of 52.219-6.
(16)(i) 52.219-7, Notice of Partial Small Business Set-Aside (NOV 2020) (15 U.S.C. 644).
(ii) Alternate I (MAR 2020) of 52.219-7.
X (17) 52.219-8, Utilization of Small Business Concerns (SEP 2023) (15 U.S.C. 637(d)(2) and (3)).
X (18)(i) 52.219-9, Small Business Subcontracting Plan (SEP 2023) (15 U.S.C. 637(d)(4)).
(2)Alternate I (NOV 2016) of52.219-9.
(3)Alternate II (NOV 2016) of52.219-9.
(4)Alternate Ill (JUN 2020) of 52.219-9.
(5)Alternate IV (SEP 2023) of52.219-9.
(19)(i) 52.219-13, Notice of Set-Aside of Orders (MAR 2020) (15 U.S.C. 644(r)).
(ii) Alternate I (MAR 2020) of 52.219-13.
(20) 52.219-14, Limitations on Subcontracting (OCT 2022) (15 U.S.C. 657s.
X (21) 52.219-16, Liquidated Damages --Subcontracting Plan (SEP 2021) (15 U.S.C. 637(d)(4)(F)(i)).
(22) 52.219-27, Notice of Service-Disabled Veteran-Owned Small Business Set-Aside (OCT 2022) (15 U.S.C. 657f).
X (23)(i) 52.219-28, Post-Award Small Business Program Representation (SEP 2023) (15 U.S.C. 632(a)(2)).
(ii) Alternate I (MAR 2020) of 52.219-28.
(24) 52.219-29, Notice of Set-Aside for, or Sole Source Award to, Economically Disadvantaged Women-Owned Small Business Concerns (OCT 2022) (15
U.S.C. 637(m)).
(25)52.219-30, Notice of Set-Aside for, or Sole Source Award to, Women-Owned Small Business Concerns Eligible Under the Women-Owned Small Business Program (OCT 2022) (15 U.S.C. 637(m)).
(26)52.219-32, Orders Issued Directly Under Small Business Reserves (MAR 2020) (15 U.S.C. 644(r)).
(27)52.219-33, Nonmanufacturer Rule (SEP 2021) (15 U.S.C. 657s).
X (28) 52.222-3, Convict Labor (JUN 2003) (E.O. 11755).
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Part 12 Clauses (CONTINUED)

X (29) 52.222-19, Child Labor --Cooperation with Authorities and Remedies (DEC 2022) (E.O. 13126).
X (30) 52.222-21, Prohibition of Segregated Facilities (APR 2015).
X (31)(i) 52.222-26, Equal Opportunity (SEPT 20 16) (E.O. 11246).
(ii) Alternate l (Feb 1999) of 52.222-26.
X (32)(i) 52.222-35, Equal Opportunity for Veterans (JUN 2020) (38 U.S.C. 4212).
X (ii) Alternate I (July 2014) of 52.222-35.
X (33)(i) 52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020) (29 U.S.C. 793).
(ii) Alternate I (July 2014) of 52.222 36.
X (34) 52.222-37, Employment Reports on Veterans (JUN 2020) (38 U.S.C. 4212).
X (35) 52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496).
X (36)(i) 52.222-50, Combating Trafficking in Persons (NOV 2021) (22 U.S.C. chapter 78 and E.O. 13627).
(ii) Alternate 1 (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).
((37) 52.222-54, Employment Eligibility Verification (:JAY 2022). (E. 0. 12989). (Not applicable to the acquisition of commercially available off-the-shelf items or certain other types of commercial products or commerical services as prescribed in FAR 22.1803.)
(38)(i) 52.223-9, Estimate of Percentage of Recovered Material Content for EPA-Designated Items (MAY 2008) (42 U.S.C. 6962(c)(3)(A)(ii)). (Not applicable to the acquisition of commercially available off-the-shelf items.)
(ii) Alternate I (MAY 2008) of 52.223-9 (42 U.S.C. 6962(i)(2)(C)). (Not applicable to the acquisition of commercially available off-the-shelf items.)
(39)52.223-11, Ozone-Depleting Substances and High Global Warming Potential Hydrofluorocarbons (JUN 2016) (E.O. 13693).
(40)52.223-12, Maintenance, Service, Repair, or Disposal of Refrigeration Equipment and Air Conditioners (JUN 2016) (E.O. 13693).
(41)(i) 52.223-13, Acquisition of EPEAT®-Registered Imaging Equipment (JUN 2014) (E.O.s 13423 and 13514).
(ii) Alternate I (OCT 2015) of 52.223-13.
(42)(i) 52.223-14, Acquisition of EPEAT®-Registered Televisions (Jun 2014) (E.O.s 13423 and 13514).
(ii) Alternate 1 (Jun 2014) of 52.223-14.
(43) 52.223-15, Energy Efficiency in Energy-Consuming Products (MAY 2020) (42 U.S.C. 8259b).
(44)(i) 52.223-16, Acquisition of EPEAT®-Registered Personal Computer Products (OCT 2015) (E.O.s 13423 and 13514).
(ii) Alternate I (Jun 2014) of 52.223-16.
X (45) 52.223-18, Encouraging Contractor Policies to Ban Text Messaging While Driving (JUN 2020) (E.O. 13513).
(46)52.223-20, Aerosols (JUN 2016) (E.O. 13693).
(47)52.223-21, Foams (JUN 2016) (E.O. 13693).
(48)(i) 52.224-3, Privacy Training (JAN 2017) (5 U.S.C. 552a).
(ii) Alternate I (JAN 2017) of 52.224-3.
(49) 52.225-1, Buy American - Supplies (NOV 2021)) (41 U.S.C. chapter 83).
(50)(i) 52.225-3, Buy American-Free Trade Agreements-Israeli Trade Act (Dec 2022) ( 19 U.S.C. 3301 note, 19 U.S.C. 2112 note, 19 U.S.C. 3805 note, 19
U.S.C. 4001 note, 19 U.S.C. chapter 29 (sections 4501-4732), Public Law 103-182, 108-77, 108-78, 108-286, 108-302, 109-53, 109-169, 109-283, 110-138,
112-41, 112-42, and 112-43.
(2)Alternate I [RESERVED].
(3)Alternate II (DEC 2022) of 52.225-3.
(4)Alternate III (JAN 2021) of 52.225-3.
(51) 52.225-5, Trade Agreements (DEC 2022) (19 U.S.C. 2501, et seq., 19 U.S.C. 3301 note).
X (52) 52.225-13, Restrictions on Certain Foreign Purchases (FEB 2021) (E.O.'s, proclamations, and statutes administered by the Office of Foreign Assets Control of the Department of the Treasury).
(53)52.225-26, Contractors Performing Private Security Functions Outside the United States (OCT 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).
(54)52.226-4, Notice of Disaster or Emergency Area Set-Aside (NOV 2007) (42 U.S.C. 5150).
(55)52.226-5, Restrictions on Subcontracting Outside Disaster or Emergency Area (NOV 2007) (42 U.S.C. 5150).
(56)52.229-12, Taxon Certain Foreign Procurements (FEB 2021).
(57)52.232-29, Terms for Financing of Purchases of Commercial Products and Commercial Services (NOV 2021) (41 U.S.C.4505, 10 U.S.C. 3805).
(58)52.232-30, Installment Payments for Commercial Products and Commercial Services (NOV 2021) (41 U.S.C. 4505, 10 U.S.C. 3805).
X (59) 52.232-33, Payment by Electronic Funds Transfer --System for Award Management (OCT 2018) (31 U.S.C. 3332).
(60)52.232-34, Payment by Electronic Funds Transfer --Other than System for Award Management (JUL 2013) (31 U.S.C. 3332).
(61)52.232-36, Payment by Third Party (MAY 2014) (31 U.S.C. 3332).
(62)52.239-1, Privacy or Security Safeguards (AUG 1996) (5 U.S.C. 552a).
(63)52.242-5, Payments to Small Business Subcontractors (JAN 2017)(15 U.S.C. 637(d)(l3)).
(64)(i) 52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (NOV 2021) (46 U.S.C. 55305 and 10 U.S.C. 2631).
(2)Alternate I (Apr 2003) of 52.247-64.
(3)Alternate II (NOV 2021) of 52.247-64.
(c) The Contractor shall comply with the FAR clauses in this paragraph (c), applicable to commercial services, that the Contracting Officer has indicated as being incorporated in this contract by reference to implement provisions of law or Executive orders applicable to acquisitions of commercial products and commercial services: [Contracting Officer check as appropriate.]
(l) 52.222-41, Service Contract Labor Standards (AUG 2018) (41 U.S.C. chapter 67).
(2)52.222-42, Statement of Equivalent Rates for Federal Hires (MAY 2014) (29 U.S.C. 206 and 41 U.S.C. chapter 67).
(3)52.222-43, Fair Labor Standards Act and Service Contract Labor Standards-Price Adjustment (Multiple Year and Option Contracts) (AUG 2018) (29 U.

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Part 12 Clauses (CONTINUED)

S.C. 206 and 41 U.S.C. chapter 67).
(4)52.222-44, Fair Labor Standards Act and Service Contract Labor Standards --Price Adjustment (MAY 2014) (29 U.S.C 206 and 41 U.S.C. chapter 67).
(5)52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment --Requirements (MAY 2014) (41 U.S.C. chapter 67).
(6)52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services --Requirements (MAY 20 I 4) (41 U.S. C. chapter 67).
(7)52.222-55, Minimum Wages Under Executive Order 13658 (JAN 2022).
(8)52.222-62, Paid Sick Leave Under Executive Order 13706 (JAN 2022) (E.O. 13706).
(9)52.226-6, Promoting Excess Food Donation to Nonprofit Organizations (JUN 2020) (42 U.S.C. 1792).
(d) Comptroller General Examination of Record. The Contractor shall comply with the provisions of this paragraph (d) if this contract was awarded using other than sealed bid, is in excess of the simplified acquisition threshold, as defined in FAR 2.10 I, on the date of award of this contract, and does not contain the clause at 52.215 -2, Audit and Records --Negotiation.
(I) The Comptroller General of the United States, or an authorized representative of the Comptroller General, shall have access to and right to examine any of the Contractor’s directly pertinent records involving transactions related to this contract.
(2)The Contractor shall make available at its offices at all reasonable times the records, materials, and other evidence for examination, audit, or reproduction, until 3 years after final payment under this contract or for any shorter period specified in FAR Subpart 4.7, Contractor Records Retention, of the other clauses of this contract. If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement. Records relating to appeals under the disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are finally resolved.
(3)As used in this clause, records include books, documents, accounting procedures and practices, and other data, regardless of type and regardless of form. This does not require the Contractor to create or maintain any record that the Contractor does not maintain in the ordinary course of business or pursuant to a provision of law.
(e)(l) Notwithstanding the requirements of the clauses in paragraphs (a), (b), (c), and (d) of this clause, the Contractor is not required to flow down any FAR clause, other than those in this paragraph (e)(l), in a subcontract for commercial products or commercial services. Unless otherwise indicated below, the extent of the flow down shall be as required by the clause --
(a)52.203 -13, Contractor Code of Business Ethics and Conduct (NOV 202 I) (41 U.S.C. 3509).
(b)52.203 -19, Prohibition on Requiring Certain Internal Confidentiality Agreements or Statements (JAN 2017) (section 743 of Division E, Title VII, of the Consolidated and Further Continuing Appropriations Act, 2015 (Pub. L. 113 -235) and its successor provisions in subsequent appropriations acts (and as extended in continuing resolutions)).
(c)52.204 -23, Prohibition on Contracting for Hardware, Software, and Services Developed or Provided by Kaspersky Lab and Other Covered Entities (NOV 2021) (Section 1634 of Pub. L. 115 -91).
(d)52.204 -25, Prohibition on Contracting for Certain Telecommunications and Video Surveillance Services or Equipment. (NOV 2021) (Section 889(a)(l)
(i)of Pub. L. 115 -232).
(5)52.204-27, Prohibition on a ByteDance Covered Application (Jun 2023) (Section 102 of Division R of Pub. L. 117-328).
(6)52.219 -8, Utilization of Small Business Concerns (SEP 2023) (15 U.S.C. 637(d)(2) and (3)), in all subcontracts that offer further subcontracting opportunities. If the subcontract (except subcontracts to small business concerns) exceeds the applicable threshold specified in FAR 19.702(a) on the date of subcontract award, the subcontractor must include 52.219 -8 in lower tier subcontracts that offer subcontracting opportunities.
(7)52.222-21, Prohibition of Segregated Facilities (APR 2015).
(8)52.222-26, Equal Opportunity (SEP 2016) (E.O. I 1246).
(9)52.222-35, Equal Opportunity for Veterans (JUN 2020) (38 U.S.C. 4212).
(10)52.222-36, Equal Opportunity for Workers with Disabilities (JUN 2020) (29 U.S.C. 793).
(11)52.222-37, Employment Reports on Veterans (JUN 2020) (38 U.S.C. 4212).
(12)52.222-40, Notification of Employee Rights Under the National Labor Relations Act (DEC 2010) (E.O. 13496). Flow down required in accordance with paragraph (f) of FAR clause 52.222-40.
(13)52.222-41, Service Contract Labor Standards (AUG 2018)(41 U.S.C. chapter 67).
(14)(A) 52.222-50, Combating Trafficking in Persons (NOV 2021) (22 U.S.C. chapter 78 and E.O. 13627).
(B) Alternate I (Mar 2015) of 52.222-50 (22 U.S.C. chapter 78 and E.O. 13627).
(15)52.222-51, Exemption from Application of the Service Contract Labor Standards to Contracts for Maintenance, Calibration, or Repair of Certain Equipment--Requirements (MAY 2014) (41 U.S.C. chapter 67).
(16)52.222-53, Exemption from Application of the Service Contract Labor Standards to Contracts for Certain Services --Requirements (MAY 2014) (41 U. S.C. chapter 67).
(17)52.222-54, Employment Eligibility Verification (MAY 2022) (E. 0. 12989).
(18)52.222-55, Minimum Wages Under Executive Order 13658 (JAN 2022)
(19)52.222-62 Paid Sick Leave Under Executive Order 13706 (JAN 2022) (E.O. 13706).
(xx)(A) 52.224-3, Privacy Training (JAN 2017) (5 U.S.C. 552a).
(B) Alternate I (JAN 2017) of52.224-3.
(21)52.225 -26, Contractors Performing Private Security Functions Outside the United States (OCT 2016) (Section 862, as amended, of the National Defense Authorization Act for Fiscal Year 2008; 10 U.S.C. Subtitle A, Part V, Subpart G Note).
(22)52.226 -6, Promoting Excess Food Donation to Nonprofit Organizations (JUN 2020) (42 U.S.C. 1792). Flow down required in accordance with paragraph (e) of FAR clause 52.226 -6.
(23)52.232 -40, Providing Accelerated Payments to Small Business Subcontractors (MAR 2023) (31 U.S.C. 3903 and 10 U.S.C. 3801). Flow down required in accordance with paragraph (c) of 52.232 -40.
(24)52.247-64, Preference for Privately Owned U.S.-Flag Commercial Vessels (NOV 2021) (46 U.S.C. 55305 and 10 U.S.C. 2631). Flow down required in accordance with paragraph (d) of FAR clause 52.247 -64.
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Part 12 Clauses (CONTINUED)
(2)    While not required, the Contractor may include in its subcontracts for commercial products and commercial services a minimal number of additional clauses necessary to satisfy its contractual obligations.
(End of Clause)
52.204-19 INCORPORATION BY REFERENCE OF REPRESENTATIONS AND CERTIFICATIONS (DEC 2014) FAR
52.204-25 PROHIBITION ON CONTRACTING FOR CERTAIN TELECOMMUNICATIONS AND VIDEO SURVEILLANCE SERVICES OR EQUIPMENT (NOV 2021) FAR
252.204-7009 LIMITATIONS ON THE USE OR DISCLOSURE OF THIRD-PARTY CONTRACTOR REPORTED CYBER INCIDENT INFORMATION (JAN 2023) DFARS
252.232-7010 LEVIES ON CONTRACT PAYMENTS (DEC 2006) DFARS
52.247-34 F.O.B. DESTINATION (NOV 1991) FAR
52.232-40 PROVIDING ACCELERATED PAYMENTS TO SMALL BUSINESS SUBCONTRACTORS (MAR 2023) FAR
252.232-7006 WIDE AREA WORKFLOW PAYMENT INSTRUCTIONS (JAN 2023) DFARS
As prescribed in 232.7004 (b), use the following clause:
Definitions. As used in this clause -
Department of Defense Activity Address Code (DoDAAC) is a six position code that uniquely identifies a unit, activity, or organization.
Document type means the type of payment request or receiving report available for creation in Wide Area WorkFlow (WAWF).
Local processi11g office (LPO) is the office responsible for payment certification when payment certification is done external to the entitlement system.
Payment request and receiving report are defined in the clause at 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.
Electronic invoicing. The WAWF system provides the method to electronically process vendor payment requests and receiving reports, as authorized by Defense Federal Acquisition Regulation System (DFARS) 252.232-7003, Electronic Submission of Payment Requests and Receiving Reports.
WAWF access. To access WAWF, the Contractor shall -
(I)    Have a designated electronic business point of contact in the System for Award Management at HYPERLINK "http://www.sam.gov/" \h https://www.sam.gov and
(2) Be registered to use WAWF at https://wawf.eb.mil/ following the step-by-step procedures for self-registration available at this Web site.
WAWF training. The Contractor should follow the training instructions of the WAWF Web-Based Training Course and use the Practice Training Site before submitting payment requests through WAWF. Both can be accessed by selecting the “Web Based Training” link on the WAWF home page at https:// wawf.eb.mil/.
WAWF methods of document submission. Document submissions may be via Web entry, Electronic Data Interchange, or File Transfer Protocol.
WAWF payme11t instructions. The Contractor shall use the following information when submitting payment requests and receiving reports in WAWF for this contract or task or delivery order:
(1)    Document type. The Contractor shall submit payment requests using the following document type(s):
(i)    For cost-type line items, including labor-hour or time-and-materials, submit a cost voucher.
(ii)    For fixed price line items -
(A)    That require shipment of a deliverable, submit the invoice and receiving report specified by the Contracting Officer.
(Contracting Officer: insert applicable invoice and receiving report document type(s) for fixed price line items that require shipment of a deliverable.)
Invoice and Receiving Report Combo
For services that do not require shipment of a deliverable, submit either the Invoice 2in1, which meets the requirements for the invoice and receiving report, or the applicable invoice and receiving report, as specified by the Contracting Officer.
N/A
(Contracting Officer: insert either “Invoice 2in 1” or the applicable invoice and receiving report document type(s) for fixed price line items for services.)
(iii)    For customary progress payments based on costs incurred, submit a progress payment request.
(iv)    For performance based payments, submit a performance based payment request.
(v)    For commercial financing, submit a commercial financing request.
(2)    Fast Pay requests are only permitted when Federal Acquisition Regulation (FAR) 52.213-1 is included in the contract.
[Note: The Contractor may use a WAWF “combo” document type to create some combinations of invoice and receiving report in one step.]
Document routing. The Contractor shall use the information in the Routing Data Table below only to fill in applicable fields in WAWF when creating payment requests and receiving reports in the system.
Routing Data Table *
Field Name in WAWF
Data to be entered in
WAWF

Pay Official DoDAAC
SL4701
Issue By DoDAAC
SPE2DP
Admin DoDAAC
SPE2DP
Inspect By DoDAAC

Ship To Code
SEE DELIVERY ORDER

Ship From Code

Mark For Code

Service Approver
(DoDAAC)

Service Acceptor
(DoDAAC)

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Part 12 Clauses (CONTINUED)
Field Name in WAWF
Data to be entered in
WAWF

Accept at Other DoDAAC

LPO DoDAAC

DCAA Auditor DoDAAC

Other DoDAAC(s)

(* Contracting Officer: Insert applicable DoDAAC information. If multiple ship to/acceptance locations apply, insert “See Schedule” or “Not applicable.”)
(** Contracting Officer: If the contract provides for progress payments or performance-based payments, insert the DoDAAC for the contract administration office assigned the functions under FAR 42.302(a)(l3).)
Payment request. The Contractor shall ensure a payment request includes documentation appropriate to the type of payment request in accordance with the payment clause, contract financing clause, or Federal Acquisition Regulation 52.216-7, Allowable Cost and Payment, as applicable.
Receiving report. The Contractor shall ensure a receiving report meets the requirements of DFARS Appendix F.
(g)    WAWF point of contact. (I) The Contractor may obtain clarification regarding invoicing in WAWF from the following contracting activity’s WAWF point of contact.
[***]
(Contracting Officer: Insert applicable information or “Not applicable.”)
(2) Contact the WA WF helpdesk at 866-618-5988, if assistance is needed.
52.233-3 PROTEST AFTER AWARD (AUG 1996) FAR
252.204-7018 PROHIBITION ON THE ACQUISITION OF COVERED DEFENSE TELECOMMUNICATIONS EQUIPMENT OR SERVICES (JAN 2023) DFARS
52.253-1 COMPUTER GENERATED FORMS (JAN 1991) FAR
252.244-7000 SUBCONTRACTS FOR COMMERCIAL PRODUCTS OR COMMERCIAL SERVICES (JAN 2023) DFARS